10 August 2018	Norton Rose Fulbright Australia
ABN 32 720 868 049
Level 18, Grosvenor Place
225 George Street
SYDNEY NSW 2000
AUSTRALIA
The Directors
Naked Brand Group Limited	Tel +61 2 9330 8000
Building 7C, 2 Huntley Street	Fax +61 2 9330 8111
Alexandria NSW 2015	GPO Box 3872, Sydney NSW 2001
Australia	DX 368 Sydney
nortonrosefulbright.com

Direct line +61 2 9330 8596

Email matthew.nelson@nortonrosefulbright.com

Our reference: 4008802

Dear Sirs

Naked Brand Group Limited

We have been requested to provide a legal opinion in respect to the issue by Naked Brand Group Limited (Company) of ordinary shares in accordance with the Company’s registration statement (Registration Statement) on Form F-1 to be filed with the United States Securities and Exchange Commission (SEC) under the United States Securities Act of 1933, as amended, covering the resale by the Selling Shareholders (as defined in the Registration Statement) of up to 12,752,951 ordinary shares, no par value, of the Company (Ordinary Shares) and up to 1,293,892 Ordinary Shares issuable upon exercise of warrants (Warrant Shares) which may be sold from time to time by three of the Selling Shareholders.

1	Documents

We have examined and relied on copies, drafts or conformed copies of the following documents:

(1)	a draft of the Registration Statement (excluding exhibits) dated 10 August 2018;

(2)	a search in respect of the Company of the companies database maintained by the Australian Securities and Investments Commission as at 1 August 2018;

(3)	the Certificate of Registration dated 11 May 2017, which certifies that the Company is a registered company under the Corporations Act 2001 (Cth) and is taken to be registered in the State of New South Wales in Australia;

(4)	the Certificate of Registration on Change of Name dated 13 June 2018, which certifies that the Company changed its name to Naked Brand Group Limited on the date of such certificate;

(5)	the Constitution of the Company;

(6)	a special resolution of the sole shareholder of the Company dated 19 June 2018 whereby the Company adopted the Constitution referred to in paragraph 1(5) above;

(7)	the Register of Members of the Company as at the date of this document;

(8)	a Director’s Certificate signed by Justin Davis-Rice, in his capacity as a director of the Company, certifying certain matters regarding the issue and allotment of the Ordinary Shares and Warrant Shares;

(9)	a circular resolution of the directors of the Company dated 19 June 2018 approving the issue of a certain number of the Ordinary Shares;

(10)	a circular resolution of the directors of the Company dated 19 June 2018 approving the issue of a certain number of the Ordinary Shares and warrants in respect of the Warrant Shares;

(11)	the share subscription and warranty agreement between Armistice Capital Master Fund and Bendon Group Holdings Limited relating to the issue of warrants to Armistice Capital Master Fund;

(12)	the warrant certificate issued by the Company to Armistice Capital Master Fund in respect of 800,000 warrants held by Armistice Capital Master Fund;

(13)	the warrant certificate issued by the Company to NAKD Opportunity SPV LLC for a total of 227,225 warrants held by NAKD Opportunity SPV LLC;

(14)	the warrant agreement between Letters Capital Madison Avenue Equity LLC and Naked Brand Group Limited relating to the issue of a warrant to subscribe for 266,667 ordinary shares in Naked Brand Group Limited;

(15)	the warrant agreement between NAKD Opportunity SPV LLC and Naked Brand Group Limited relating to the issue of a warrant to subscribe for 113,612 ordinary shares in Naked Brand Group Limited.

2	Opinion

On the basis of the assumptions, qualifications and terms set out in this opinion, we are of the opinion that:

(1)	(incorporation) the Company is a corporation duly registered and validly existing under the Corporations Act 2001 (Cth) and is capable of suing and being sued in its corporate name;

(2)	(registration) the Ordinary Shares are registered on the Register of Members of the Company as contemplated by the Registration Statement;

(3)	(Ordinary Shares validly issued) the Ordinary Shares are validly allotted and issued and fully paid; and

(4)	(Warrant Shares validly issued) upon issue, the Warrant Shares will be validly allotted and issued and fully paid.

3	Assumptions

We have assumed:

(1)	the authenticity of all signatures, seals, duty stamps and markings;

(2)	the completeness, and conformity to originals, of all non-original or incomplete documents submitted to us;

(3)	the Register of Members of the Company is up to date and has been correctly completed in accordance with the Constitution of the Company and the Corporations Act 2001 (Cth);

(4)	the holders of the warrants relating to the Warrant Shares have become entitled to be issued the Warrant Shares in accordance with the terms on which the Warrant Shares are to be allotted and issued and the board of directors of the Company has approved the allotment and issue of the Warrant Shares;

(5)	the board of directors of the Company has approved the allotment and issue of the Ordinary Shares in accordance with the Constitution of the Company;

(6)	each holder of the Ordinary Shares has fully paid the amount payable to the Company for their Ordinary Shares;

(7)	upon issue, each holder of the Warrant Shares will have fully paid the amount payable to the Company for their Warrant Shares;

(8)	that any document recording the authorisation of the transactions contemplated by the Registration Statement, including the issue of the Ordinary Shares, is a true, complete and accurate record of an authorisation which is valid in all respects;

(9)	that all authorisations, approvals or licences required under any law (including any Relevant Law) for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with;

(10)	that no law or official directive of any jurisdiction, other than a Relevant Jurisdiction, affects any of the opinions expressed;

(11)	that the implementation of the transactions or contemplated by the Registration Statement will not involve an illegal purpose under any law, including any Relevant Law;

(12)	the Ordinary Shares have been, or will be, duly registered, and will continue to be registered, in the Company’s Register of Members, as we have only examined a copy of the Register of Members;

(13)	that the Registration Statement has not been amended in any material respect to the draft provided to us and that it was duly filed with the SEC;

(14)	insofar as any obligation under any document examined is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or unenforceable under the law of that jurisdiction;

(15)	that there are no claims challenging whether the Ordinary Shares or Warrant Shares have been validly allotted, issued and fully paid;

(16)	that the formalities for execution required by the law of the place of execution (other than the Relevant Jurisdictions) of each document examined have or will be complied with.

4	Qualifications

This opinion is subject to the following qualifications:

(1)	this opinion is given only in respect to the laws of the Commonwealth of Australia in force as at the date of this opinion (Relevant Jurisdiction); and

(2)	we express no opinion as to:

(a)	the laws of any jurisdictions other than the laws of the Relevant Jurisdiction (Relevant Law);

(b)	the implications of any pending or foreshadowed legislative amendment or proposal in the Relevant Jurisdiction;

(c)	factual or commercial matters; or

(d)	taxation, including the effect of any Relevant Laws relating to taxation (including, without limitation, the imposition or payment of any stamp duty in connection with the transactions contemplated in the Registration Statement).

This opinion is issued to the addressee and does not create a solicitor/client relationship between us and any other person and we expressly exclude any duty to any person other than the addressee in relation to this opinion, unless otherwise agreed by us in writing.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and is to be construed in accordance with the laws of New South Wales, Australia.

Yours faithfully

Norton Rose Fulbright Australia

/s/ Norton Rose Fulbright Australia

Richard G Lewis

Partner